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                                   Exhibit 23
                                   ----------



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Whittaker Corporation Long-Term Stock Incentive Plan (1989) of our report dated December 16, 1994, except for Note 5 as to which the date is January 24, 1995, with respect to the consolidated financial statements and schedules of Whittaker Corporation included in its Annual Report on Form 10-K for the year ended October 31, 1994, filed with the Securities and Exchange Commission.



                              Ernst & Young LLP


Los Angeles, California
March 30, 1995